REAL ESTATE SALE CONTRACT This Contract, entered into as of the "Effective Date" (as defined in Section 26.g.), by and between ROYAL PALM BEACH COLONY,
LIMITED  PARTNERSHIP,   a  Delaware  limited  partnership  ("Seller"),   and  EB
DEVELOPERS, INC., a Florida corporation ("Buyer").

                                  WITNESSETH:

     In consideration of the mutual covenants and agreements contained herein, Ten and No/100's ($10.00) Dollars paid by each of the parties hereto to the other, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

     1. Description of Property. The property being sold and conveyed to Buyer (the "Property") is described on Exhibit "A" attached hereto and incorporated herein by reference, consisting of approximately 20.82 +/- acres in the Village of Royal Palm Beach, Royal Palm Beach County, Florida.

      2. Purchase Price. The purchase price for the Property shall be $2,197,250.00 (the "Purchase Price"), subject to the adjustments and credits set forth in this Contract, shall be payable in immediately available funds satisfactory to Seller at Closing.

     3. Deposit. The term "Deposit" shall be deemed to mean and include a $50,0000.00 check (the "Deposit") payable and delivered to Kodsi and Eisenstein, P.A. Escrow Account ("Escrow Agent") with execution of this Contract by Buyer and Seller. If this Contract is not terminated pursuant to Section 12, then on or before 6:00 p.m., Florida time on the last day of the Inspection Period, Buyer shall deliver to Escrow Agent a second check in the amount of $100,000.00 as an addition to the Deposit of $50,000.00, for a total deposit of $150,000.00. If Buyer fails to deliver the addition to the Deposit before expiration of the Inspection Period, it will be deemed to have elected to terminate this Contract pursuant to Section 12 and the Deposit shall be promptly returned to Buyer. The Deposit is part of the Purchase Price and shall be delivered to Seller at Closing. References in this Contract to the Deposit shall include any additions to the Deposit made pursuant to Section 4.

4. Closing

         A. If Buyer  does not elect to  terminate  this  Contract  pursuant  to
Section 12, Buyer agrees to complete the Closing not later than 45 day after Buyer has obtained Site Plan Approval for the Project.

         B. Buyer shall have a period of up to 225 days after the Effective Date in which to obtain Site Plan Approval. If Buyer has not obtained Site Plan Approval within said period due to circumstances beyond Buyer's control, then Buyer shall have the right to a 30-day extention, i.e., until 255 days after the Effective Date (the First Extention) in which to obtain Site Plan Approval, upon notice to Seller given at least 25 days prior to commencement of the First Extention together with delivery to Escrow Agent of Buyer's check for $25,000.00, of which sum (a) $12,500.00 shall be an addition to the Deposit and applied toward the Purchase Price at Closing, and (b) the remaining $12,500.00 shall be an earned extention fee to be released to Seller at Closing or upon Buyer terminating this Contract pursuant to Section 13.C(b), or upon Buyer's default. The extention fee is non-refundable unless the transaction fails to close due to Seller's default or inability to timely deliver good title to the Property or pursuant to Sections 14 or 25. The extention fee is not to be applied to the Purchase Price at Closing. If Site Plan Approval is obtained during the First Extention, then not withstanding Section 4.A., Buyer shall be entitled to a maximum of up to two consecutive 30-day postponements for Closing, i.e. the Closing under the first 30-day postponement to be 75 days after obtaining Site Plan Approval and the Closing under the second 30-day postponement to be 105 day after obtaining Site Plan Approval, upon notice given to the Seller at least 15 days prior to commencement of each 30-day postponement period, together with delivery to Escrow Agent of Buyer's check for $25,000.00, of which sum (a) $12,500.00 shall be an addition to the Deposit and applied toward the purchase Price at Closing, and (b) the remaining $12,500.00 shall be an earned postponement fee to be released to Seller at Closing or upon Buyer's default. The postponement fees are non-refundable unless the transaction fails to close due to Sellers's default or inability to timely deliver good title to the Property or pursuant to Sections 14 or 25. The postponement fees are not to be applied to the Purchase Price at Closing.

         C. If however Site Plan Approval is not obtained within 255 days after the Effective Date due to circumstances beyond Buyer's control, then Buyer shall have the right to a 30-day extention, i.e., until 285 days after the Effective Date (the Second Extention) in which to obtain Site Plan Approval, upon notice to Seller given at least 25 days prior to commencement of the Second Extention, together with delivery to Escrow Agent of Buyer's check for $25,000.00, of which sum (a) $10,000 shall be an addition to the Deposit and applied toward the Purchase Price at Closing, and (b) the remaining $15,000.00 shall be an earned extention fee to be released to Seller at Closing or upon Buyer terminating this Contract pursuant to Section 13.C(b), or upon Buyer's default. The extention fee is non-refundable unless the transaction fails to close due to Seller's default or inability to timely deliver good title to the Property or pursuant to Sections 14 and 25. The extention fee is not to be applied to the Purchase Price at Closing. If Site Plan Approval is obtained during the Second Extention, Buyer shall be entitled to a maximum of up to two consecutive 30-day postponements to be 75 days after obtaining Site Plan Approval and the Closing under the second 30-day postponement to be 105 day after obtaining Site Plan Approval, upon notice given to Seller at least 15 days prior to commencement of each 30-day postponement period, together with delivery to escrow Agent of Buyer's check for $25,000.00 of which sum (a) $12,500.00 shall be an addition to the Deposit and applied toward the Purchase Price at Closing, and (b) the remaining $12,500.00 shall be an earned postponement fee to be released to Seller at Closing or upon Buyer's default. The postponement fees are non-refundable unless the transaction fails to close due to Seller's default or inability to timely deliver good title to the Property. The postponment fees are not to be applied to the Purchase Price at Closing.

         D. If Buyer fails to close after having obtained Site Plan Approval, the Deposit shall be non-refundable and released to Seller, unless the failure of this transaction to close is due to Seller's default or inability to timely deliver good title to the Property or pursuant to Sections 14 or 25.

5. Title

         A. Within 30 days after the expiration of the Inspection Period, Buyer shall have a Title Company issue a Title Commitment to Buyer for the Property.

         B. Buyer shall have 20 days after receipt of the Title Commitment in which to notify Seller of any objections Buyer has to the condition of title. In determining the acceptability of title, the Uniform Title Standards adopted and published by the Real Property, Probate and Trust Law Section of the Florida Bar shall apply. In the event title is found to be defective in any particular whatsoever which renders title unmarketable or uninsurable, or which adversely affects Buyer's intended development of the Property, Seller covenants and agrees that Seller will use diligent effort to correct all defect(s) in title excluding bringing suit. If Seller is unsuccessful in removing all title defect(s) within 90 days after receipt of title objections, Buyer shall have the option of either: (i) accepting the title as it then is with the right to deduct from the cash to close, liens or encumbrances of an ascertainable amount (ii) receiving a full and prompt refund of the Deposit, together with any extention fees or postponement fees paid by Buyer pursuant to Section 4, whereupon Buyer, Seller and Escrow Agent Shall be released of all further obligations under this Contract.

         C. Buyer shall cause Title Company to issue an updated title commitment for the Property. If the update contains any new or different conditions of title than the original Title Commitment, and such conditions have not been approved by Buyer in accordance with this Contract, Buyer shall have the right to object to such new or different conditions prior to Closing. If Buyer so objects, the Closing shall be postponed, and Seller shall have 10 days after receipt of Buyer's new title objections in which to cure the objections to Buyer's satisfaction, failing which, Buyer shall have the options described in Subsection 5.B. Buyer shall pay the cost of title insurance.

         D. Seller shall not enter into any agreements, written or oral, which would affect title to the Property without the prior written consent of Buyer. Notwithstanding any of the other terms of this Section, Seller shall deliver the Property free and clear of all reverter clauses and reservations for drainage, phosphate, mineral, metals, petroleum and road rights-of-way, whether in favor of an individual or governmental unit.

     6. Survey. Buyer shall have 30 days after the expiration of the Inspection Period in which to have a survey of the Property prepared by a registered Florida surveyor at its expense. If the survey discloses encroachments on the Property or that improvements thereon encroach on easements, lands of others, or violate any restrictions, contracts, covenants or applicable governmental regulations, the same shall constitute a title objection under Section 5. Seller shall provide to the Buyer a copy of any existing survey in the Seller's possession.

     7. Right of Entry. From the Effective Date until Closing, Buyer shall have reasonable access to the Property for the purpose of making engineering studies, borings and for any and all acts necessary to ascertain the fitness of the Property for Buyer's intended use. Buyer shall restore the Property to the condition it was in prior to the exercise of its right of entry to the extent its said exercise shall have disturbed the same. Buyer hereby agrees to indemnify Seller and hold Seller harmless from and against all claims, losses, expenses, demands, and liability, including, but not limited to attorneys' fees and expenses incurred prior to trial, at trial and on appeal, for nonpayment for services rendered to buyer, for constructions liens, or for damage to persons or property arising out of Buyer's investigation of or entry onto the Property. This indemification and agreement to hold harmless shall survive the termination or Closing of this Contract. Buyer shall notify Seller or Seller's attorney in advance of any entity or individual entering upon the Property to exercise such right of entry.

     8. Possession. Seller shall deliver full possession of the Property at Closing.

     9. Assignment. Buyer may not assign its interest in this Contract without the prior written consent of Seller which shall not be unreasonably with held. Notwithstanding the foregoing, Buyer shall have the right to assign this Contract without Seller's consent to a wholly-owned affiliate or subsidiary of Buyer or to any other entity in which Buyer is a principal.

     10. Maintenance. Between the Effective Date and Closing, the

     Property shall be maintained by Seller in the condition in which it existed as of the Effective Date. Buyer shall have access to the Property at any reasonable time prior to Closing to determine that the Property is properly maintained.

     11. Seller's Representation and Warranties. Seller hereby represents and warrants to Buyer as of the Effective Date and as of the Closing Date as follows:

         a. Seller has full right and is duly authorized to enter into and consummate this Contract.

         b. Seller has complied with all applicable Federal, State, County and Municipal regulations, rules ordinances, statutes and other requirements and restrictions with respect to all matters relating or pertaining to the Property.

         c. There are no parties in possession, or entitled to possession, of the Property (or any part thereof) other than Seller and the Property is not subject to any lease, such that Seller shall deliver sole and exclusive use and possession of the Property to Buyer at Closing.

         d. There is no litigation, investigation or proceeding pending, or to the knowledge of Seller threatened, against Seller relating to or affecting the Property or otherwise adversely affecting Seller's ability to perform its obligations hereunder.

         E. There are no commitments to or agreements with any governmental authorities, agencies, utilities or quasi-governmental entities or any other entities or persons which might adversely affect Buyer's ability to use and develop the Property, except as specifically set forth herein.

         F. To the best of Seller's knowledge, without a duty of investigation, the Property has not in the past been used, and is not presently being used and will not in the future (for so long as Seller owns same) be used for the handling, storage transportation or disposal of hazardous or toxic materials, an Seller has not received a summons, citation, directive, letter or other communications, written or oral, from any agency or department of the State of Florida or the U.S. Government concerning any intentional or unintentional action or omission which resulted in the releasing, spilling, leaking, pumping, pouring, omitting, emptying or dumping of hazardous material on the Property or on the real property adjoining and/or contiguous to the Property.

         G. Seller is not in default with respect to any of its obligations or liabilities pertaining to the Property, which could not be cured on or before the Closing.

         H. Seller has not entered into any other existing agreements for the sale, conveyance, assignment or other transfer of the
Property or any part of it.

         I. To the best of Seller's knowledge, no condemnation proceeding under the right of eminent domain is currently pending or threatened which affects the Property or any part thereof.

         J. Seller has no knowledge of any plan, study or effort by any governmental agency or authority, to widen, modify or realign any street or highway providing direct access to the Property.

         K. There are no contracts for labor or services affecting the Property.

         L. The Property shall be free of all zoning code violations and Seller has not received any notice of any such violations.

         M. Seller has not received any notice from or regarding, and Seller has no knowledge of any fact that could give rise to the possible or anticipated revocation, non-renewal or disapproval of any existing licenses, permits, registrations or approvals pertaining to the Real Property, or that might impair Buyer's right to obtain the permits with respect to the Real Property. Seller will reasonably cooperate with Buyer in any effort of Buyer to obtain, for the Real Property, any public agency permitting desired by buyer, at no expense to Seller.

         N. Seller shall not take any action, or omit to take any action, which action or omission would have the effect of violating any of the representations and warranties of Seller contained in this Contract.

12. Investigation Period.

         A. Buyer shall have 45 days from the Effective Date to perform investigations at its own expense to satisfy itself that the Property is suitable for its intended use. Without limiting the generality of the foregoing, Buyer's right of investigation and inspection shall include making environmental surveys, maps, contour studies, engineering studies, test borings, soil test, water studies, obtaining a commitment for financing, obtaining and reviewing sketches of survey, reviewing title, reports from engineers, documentation with regard to the availability of utility services, zoning, a review of zoning and land use regulation, documentation with regard to the availability of municipal services and meeting with such governmental agencies as it should deem appropriate.

         B. If Buyer should determine in its sole discretion and for any reason that Buyer is no longer interested in purchasing the

Property, Buyer may cancel this Contract by delivering to Seller no later than 5:00 p.m. on the last day of the Investigation Period written notice of its intention to cancel, whereupon the Deposit shall be paid to Buyer and all parties released of all further obligations under this Contract, except for the obligations of Buyer described in Section 7 which shall survive termination of this Contract.

     13. Site Plan Approval.

         A. The term "Site Plan Approval" as used herein shall mean final approval of a site plan by the Village of Royal Palm Beach for development of the Property with up to 187 multi-family dwelling units with associated streets, parking areas, driveways, drainage structures, ponds and easements (the "Project").

         B. Within 30 days after the expiration of the Investigation Period, and provided Buyer has not terminated this Contract, Buyer will submit a preliminary site plan to the Village of Royal Palm Beach (and any other governmental agencies having jurisdictions) depicting the Project, and will thereafter diligently and continuously pursue obtaining Site Plan Approval for the Project, Buyer shall be responsible for any and all expenses attributable to Site Plan Approval. Seller will reasonably and timely cooperate with Buyer's efforts to obtain Site Plan Approval, including joinder in applications. Every 30 days after submission of the preliminary site plan, Buyer will provide Seller with a written status report on the progress of obtaining Site Plan Approval.

         C. If Site Plan Approval is not obtained within 225 days from the Effective Date, or during the First Extention or the Second Extention, then Buyer shall have the right to either: (a) waive Site Plan Approval and complete the purchase by consummating the Closing; or (b) terminate this Contract, in which event the Deposit shall be returned to Buyer. The non-refundable extention or postponement fees under Section 4.B. and C. are not part of the Deposit to be returned to Buyer if Buyer terminates pursuant to (b) above.

     14. Moratoria. If, at the time of closing, there are sewer, water, building or other moratoria in effect which would interfere with the immediate construction and occupancy of the Project, then Buyer, at its sole option, may:
(i) close the transaction without regard to the moratoria; or (ii) extend the closing for up to ninety (90) days. If at the end of the 90-day period the moratorium has not been removed, Buyer may elect to terminate the Contract and obtain a refund of the Deposit, together with any extention fees or postponement fees paid by Buyer pursuant to Section 4, whereupon the parties shall be relieved from all further liabilities and obligations hereunder. If the moratorium is lifted within the 90 day extention period, then the closing shall take place within 30 days after the date that the moratorium is lifted.

     15. Conditions to the Obligations of Buyer. the obligation of Buyer to Close is subject to the satisfaction by the Closing Date each of the following conditions:

         A. Buyer has obtained Site Plan Approval for the Project.

         B. The representations, warranties and agreements of Seller set forth and incorporated herein shall be true in all respects.

         C. Seller shall have performed all of its obligations hereunder to be performed on or prior to the dates herein specified.

         D. There shall have been no material or adverse change in the condition of the Property which would prevent or impede the development of the Property in accordance with the current zoning of the Property.


     Should the foregoing conditions precedent not have been satisfied by closing, or not waived by Buyer, then and in that event this transaction shall at the election of Buyer be null and void, all of the parties hereto shall be relieved of all Obligations to each other, and the Deposit shall be forthwith returned to Buyer. The foregoing conditions precedent are for the exclusive benefit of Buyer and may be waived by it.

     16. Closing.
         A. This transaction shall be closed ("Closing") and all instruments of conveyances delivered on the date ("Closing Date") determined in accordance with
Section 4. Closing shall take place in the office of the title insurer as determined pursuant to paragraph 4 above or at another location which is mutually agreeable to Seller and Buyer.

     B. Title to the Property shall be conveyed by statutory warranty deed ("Deed") subject to real estate taxes and assessments for the year of Closing and to unobjectionable title matters described in Section 5.

     17. Closing Charges and Procedures.

A. Seller shall pay the cost of state and local transfer taxes and documentary stamps on the Deed and the cost of obtaining and recording any corrective instruments. Buyer shall pay the cost of recording the Deed. Real Estate taxes shall be prorated on the closing

         Date base on amounts for the current year with maximum discount taken, except if tax amounts for the current year are not available, prorations shall be made based upon the taxes for the preceding year, with maximum discount taken. Any tax proration based on an estimate may at the request of either party hereto be readjusted upon receipt of the tax bill.

         C. Certified municipal liens and pending municipal liens for which work has been substantially completed shall be paid by Seller; provided, however, that Buyer shall be exclusively responsible for payment of any liens or assessments arising from its use of the Property.

         D. All other items required by any other provision of this Contract shall be prorated or adjusted as of the Closing Date.

         E. Seller shall furnish the Deed, construction lien affidavit, possession affidavit and FIRPTA affidavit and corrective instruments. Buyer shall furnish the closing statement. Each party shall submit copies of closing documents prepared by it to the other party or its attorney at least five days prior to the Closing Date.

     18. Availability of Utilities. Within the Investigation Period, Buyer shall determine: (a) if it will be able to obtain water, sewer, electricity, natural gas, cable television and telephone service to the Property in sufficient size and capacity to provide service to the 187 dwelling units intended for the Property; and (b) the cost required to bring such utilities to the property.

     19. Concurrency. Seller hereby warrants and represents to Buyer that Seller already has received 187 units of traffic concurrency for the Property, all of which shall be transferred to Buyer not later than Closing, at no expense to Buyer.

     20. Escrow. The party acting as Escrow Agent is authorized and agrees to hold the Deposit in escrow in accordance with the terms and conditions of this Contract. Any interest earned on the Deposit is paid to the Florida Bar. Checks issued for the Deposit will be deposited promptly for clearance. The Escrow Agent shall not be held responsible for nonpayment of checks received. In the event Escrow Agent is in doubt as to its duties and liabilities under the provisions of the Agreement, it may in its sole discretion continue to hold the monies which are the subject of the escrow until Buyer and Seller mutually agree to the disbursement thereof, or until a judgment of a court of competent jurisdiction shall determine the rights of the parties thereto, or it may deposit all the monies then held in escrow pursuant to this Agreement with the clerk of the court having jurisdiction of the dispute, and upon notifying all parties concerned of such action, all liability on its part shall fully cease and terminate except to the extent of accounting for any monies theretofore delivered out of escrow. In the event of any suit between Buyer and Seller wherein the Escrow Agent is made a party by virtue of acting as escrow agent hereunder, or in the event of any suit wherein the Escrow Agent interpleads the subject matter of the escrow, it shall be entitled to recover a reasonable attorneys; fee and costs incurred, said fees and costs to be charged and assessed as court costs in favor of the prevailing party. All parties agree that the Escrow Agent shall not be liable to any party or person whomsoever for misdelivery to Buyer or Seller of Monies subject to the escrow, unless such misdelivery shall be due to willful breach of the Agreement or gross negligence on its part.

     21. Failure of Performance. If Buyer fails to perform this Contract within the time specified, the Deposit paid by Buyer and agreed to be paid, shall be retained by or for the account of Seller as agreed upon liquidated damages, consideration in the execution of this Contract and in full settlement of any claims, whereupon Buyer and Seller shall be relieved of all obligations under this Contract. (The foregoing is in addition to any extention fee or postponement fee payable to Seller under Section 4.) If for any reason other than failure of Seller to timely deliver good title, Seller fails, neglects or refuses to perform this Contract, the Buyer may seek specific performance or elect to receive the return of Buyer's Deposit, together with any extention fee or postponment fee paid by Buyer pursuant to Section 4, as Buyer's sole and exclusive remedies.

     22. Attorney's Fees: Costs. In the event of any litigation to enforce, interpret, or arising out of this Contract, the prevailing party in such litigation shall be entitled to an award of its reasonable attorneys' fees and costs, through and including any appellate litigation and post judgement proceedings.

     23. Notices. Unless hand delivered , any notice required or made pursuant to this Contract shall be in writing and deemed given upon being deposited in the United States mail by certified mail, return receipt requested with sufficient postage affixed thereto, and addressed as follows (or at such other address as the addressee may from time to time advise in writing):

                     To Seller:
                     Royal Palm Beach Colony, Limited Partnership
                     c/o Randy Rieger
                     3225 Aviation Avenue #700
                     Miami, Florida  33133
                     Fax: 305-856-1475

                     with copy to:
                     Martin Shapiro, Esq.
                     767 Arthur Godfrey Road
                     Miami Beach, FL 33140

                 Fax: 305-538-0419

                  To Buyer:
                  EB Developers, inc.
                  Attn.: Elie Berdugo, President
                  7025 Beracasa Way
                  Suite 107
                  Boca Raton, Florida 33433

                  With copy to:
                  Kodsi and Eisenstein, P.A.
                  701 W.  Cypress Creek Rd.
                  Suite 302
                  Fort Lauderdale, Florida 33309
                  Fax: 954-771-9767

     24. Broker. Seller has entered into a separate agreement with RTL Realty, Inc. and CB Schwaderer, Inc., both licensed real estate brokers, for payment of commissions upon Closing. Seller shall be Exclusively responsible for payment of such commissions due said brokers. Seller and Buyer each warrant to the other that no real estate broker or agent, other than as identified herein, has been used or consulted in connection with the purchase and sale of the Property. Each covenants and agrees to defend, indemnify and save the other harmless from and against any actions, damages, real estate commissions, fees, costs and/or expenses due to any real estate brokers or agents, other than as identified herein, because of the purchase and sale of the Property and the execution and delivery of this Contract, due to the acts of the indemnifying party.

      25. Condemnation. At any time prior to Closing, should (I) title of possession of any part of the Property be taken by condemnation proceeding, or
(ii) any such proceeding become pending or threatened, or should Seller or Buyer receive notice that such a proceeding is pending or threatened, then Buyer may declare this Contract terminated, and receive the return of the Deposit together with any extention fee or postponement fee paid by Buyer pursuant to Section 4, within five (5) days after written notice by Buyer to Escrow Agent. In the event Buyer elects not to terminate this Contract, then the payment of all awards and/or the proceeds of any sale of all or any part of the Property, either under threat of or while the condemnation proceeding is pending, shall be paid to and become the property of Buyer.

     26. Miscellaneous.

         A. This Contract shall be construed in accordance with the laws of the State of Florida. This Contract shall not be construed more strongly against either party regardless of which party is responsible for its preparation.

         B. Time is of the essence in the performance of all obligations under this Contract.

         C.  This  Contract  contains  all  the  terms,   promises,   covenants,
conditions and representations made by or entered into by and between Seller and Buyer, and supersedes all prior discussions and agreements whether written or oral.

         D. This Contract shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties.

         E. If any portion of this Contract is determined to be unlawful, the remaining portions shall remain in full force and effect as if such unlawful portion(s) did not appear herein.

         F. The captions and titles of the various paragraphs in this Contract are for convenience and reference only and in no way define, limit or describe the scope or intent of this Contract, nor in any way affect this Contract.

         G. For purposes of performance, the date of this Contract (the "Effective Date") shall be the date when the last party (excluding Escrow Agent) executes this Contract.

         H. Buyer shall not record this Contract or any memorandum of this Contract.

         I. No modification or amendment of this Contract shall be of any force or effect unless in writing executed by both Seller and Buyer.

         J. This Contract may be executed in any number of counterparts, any one and all of which shall constitute the Contract of the parties and each of which shall be deemed an original.

     27. Radon Gas. Radon is a naturally occurring radioactive

gas that when accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon or radon testing may be obtained from your County public health unit.

      IN WITNESS WHEREOF, the parties have executed this Contract as of the date last written below.

                           SELLER:

                           ROYAL PALM BEACH COLONY,
                           LIMITED PARTNERSHIP
                           By:  STEIN MANAGEMENT COMPANY,
                               INC. as Managing General Partner



                               Randy Rieger, as it's Authorized
                               Agent

                           Date: May 12, 2000

                           BUYER:

                           EB DEVELOPERS, INC.


                               Elie Berdugo, President

                           Date: May 8, 2000


                         ACKNOWLEDGEMENT OF ESCROW AGENT

      Escrow Agent hereby acknowledges receipt from the Buyer of the Deposit in the sum of $50,000.00 which is to be presented for payment immediately upon receipt of written advice that the Agreement has been fully executed by the parties and the proceeds thereof are to be held by the undersigned pursuant to all the provisions of the Contract. Receipt of all checks is subject to clearance.

                               -----------------------------
                               Kodsi and Eisenstein, P.A.
                               Escrow Account